Exhibit 99.1

Contacts:	Dolph Baker, Chairman and CEO
Max P. Bowman, Vice President and CFO
(601) 948-6813

CAL-MAINE FOODS REPORTS SECOND QUARTER FISCAL 2020 RESULTS

JACKSON, Miss. (January 6, 2020) - Cal-Maine Foods, Inc. (NASDAQ: CALM) today reported results for the second quarter (thirteen weeks) ended November 30, 2019.

Net sales for the second quarter of fiscal 2020 were $311.5 million, a 12.5 percent decrease, compared to $356.0 million for the second quarter of fiscal 2019. The Company reported net loss of $10.1 million, or $0.21 per basic and diluted share, for the second quarter of fiscal 2020, compared to net income of $21.8 million, or $0.45 per basic and diluted share, for the second quarter of fiscal 2019.

For the twenty-six weeks ended November 30, 2019, net sales were $552.7 million compared to $696.6 million for the prior-year period. The Company reported net loss of $55.8 million, or $1.15 per basic and diluted share, for the twenty-six weeks ended November 30, 2019, compared to net income of $34.2 million, or $0.71 per basic and diluted share for the year-earlier period.

Dolph Baker, chairman and chief executive officer of Cal-Maine Foods, Inc., stated, “We continued to experience challenging market conditions for the second quarter of fiscal 2020. While our sales volumes remained relatively flat in the second quarter compared to last year, our financial results reflect lower average selling prices compared with the same period of fiscal 2019. The Southeast large market average price for conventional eggs dropped 12.7 percent for the second quarter of fiscal 2020 compared to the second quarter of fiscal 2019. At the same time, our average sales price was down 11.5 percent, due to an unfavorable balance of egg supply and demand. Hen numbers, as reported by the USDA Chickens and Eggs report as of December 23, 2019, are 340.5 million, which is 4.6 more million hens than a year ago. The increase in the number of hens continues to contribute to the oversupply of eggs.

“During the second quarter of fiscal 2020, we lost a portion of our sales of non-specialty eggs to a major customer in the Southeast region, representing 4.6 percent of total shell egg dozens and 6.1 percent of non-specialty egg dozens for fiscal 2019. This did not materially affect sales during the second quarter of fiscal 2020. However, we expect our new capacity additions and our previously disclosed plans to decommission some older, less efficient facilities will help optimize our operations, improve our sales mix, and better align our production and sales within the region.

“Our specialty egg business remains a key component of our growth strategy in fiscal 2020. For the second quarter, specialty eggs, excluding co-pack sales, were $109.4 million accounting for 36.0 percent of our sales revenue, compared with $120.8 million, or 35.0 percent of sales revenue, in the second quarter of fiscal 2019. Average pricing for specialty eggs was down by 4.1 percent to $1.88 per dozen in the second quarter compared to the prior-year second quarter. Specialty dozens sold were also down 5.7 percent, as sales of specialty dozens were negatively affected by low conventional egg prices.

"We continue our efforts to position Cal-Maine Foods as an industry leader in meeting future customer requirements for cage-free eggs. We are preparing for the additional demand created by legislation in California, Washington and Oregon requiring cage-free eggs, as well as three other states with similar laws defining minimum space requirements. We have invested over $314 million to expand our cage-free production and continue to make progress with our expansion plans in Florida, Texas and Utah, which will provide significant additional processing, pullet and cage-free capacity upon completion.

“We continue to pursue our strategy to grow our business through selective acquisitions as well as focused expansion and conversion of our existing farms, based on a timeline to meet our customers’ needs. During the
-MORE-

CALM Reports Second Quarter Fiscal 2020 Results

January 6, 2020

second quarter of fiscal 2020, we completed the acquisition of certain assets of Mahard Egg Farm, relating to its commercial shell eggs production, processing, distribution and sales. We are working to integrate these operations into our existing footprint in the South Central region, and we look forward to the additional opportunities to expand our business and better serve our customers.”

Baker continued, “Across our operations, we have remained focused on efficient and responsible management of our production facilities. Our farm production costs per dozen were up 2.3 percent over the second quarter last year. A majority of the increase was amortization expense due to flock rotation adjustments, as we sold flocks early in response to market conditions, and higher labor costs. Our feed costs per dozen have remained relatively flat over the same time period. Based on the USDA’s current yield and harvest estimates for corn and soybean crops, we expect to have an adequate supply of both grains in fiscal 2020. However, ongoing uncertainties and geopolitical issues surrounding trade agreements and international tariffs could create more price volatility for the second half of the year.

“In spite of challenging conditions, we will continue to manage our business for the long term, regardless of the volatility in market prices and other external factors outside our control. We are well positioned to execute our growth strategy, and we are committed to making the right investments to support our operations and continue to serve our valued customers,” added Baker.

Pursuant to Cal-Maine Foods’ variable dividend policy, for each quarter for which the Company reports net income, the Company pays a cash dividend to shareholders in an amount equal to one-third of such quarterly income. Following a quarter for which the Company does not report net income, the Company will not pay a dividend with respect to that quarter or for a subsequent profitable quarter until the Company is profitable on a cumulative basis computed from the date of the last quarter for which a dividend was paid. Therefore, the Company will not pay a dividend with respect to the second quarter of fiscal 2020.

Selected operating statistics for the second quarter and year-to-date of fiscal 2020 compared with the prior-year period are shown below:

	13 Weeks Ended		26 Weeks Ended
	November 30, 2019	December 1, 2018	November 30, 2019	December 1, 2018
Dozen Eggs Sold (000)	261,026	262,263	515,450	512,323
Dozen Eggs Produced (000)	231,467	222,955	445,765	432,168
% Specialty Sales (dozen)*	22.3%	23.5%	22.2%	23.6%
% Specialty Sales (dollars)*	36.0%	35.0%	39.9%	34.6%
Net Average Selling Price (per dozen)	$1.160	$1.311	$1.039	$1.309
Net Average Selling Price Specialty Eggs (per dozen)*	$1.878	$1.958	$1.871	$1.924
Feed Cost (per dozen)	$0.416	$0.415	$0.413	$0.414

*Excludes co-pack specialty eggs

Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs, including conventional, cage-free, organic and nutritionally-enhanced eggs. The Company, which is headquartered in Jackson, Mississippi, is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and may be beyond our control.
-MORE-

CALM Reports Second Quarter Fiscal 2020 Results

January 6, 2020

The factors that could cause actual results to differ materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in the Company’s SEC filings (including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8‑K), (ii) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions and potential for recall), (iii) changes in the demand for and market prices of shell eggs and feed costs, (iv) our ability to predict and meet demand for cage-free and other specialty eggs, (v) risks, changes or obligations that could result from our future acquisition of new flocks or businesses and risks or changes that may cause conditions to completing a pending acquisition not to be met, and (vi) adverse results in pending litigation matters. SEC filings may be obtained from the SEC or the Company’s website, www.calmainefoods.com. Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of the date hereof. Except as otherwise required by law, we disclaim any intent or obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.
-MORE-

CALM Reports Second Quarter Fiscal 2020 Results

January 6, 2020
CAL-MAINE FOODS, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except per share amounts)

SUMMARY STATEMENTS OF OPERATIONS

	13 Weeks Ended		26 Weeks Ended
	November 30, 2019	December 1, 2018	November 30, 2019	December 1, 2018
Net sales	$311,522	$356,040	$552,688	$696,623
Cost of sales	282,147	285,505	544,438	568,960
Gross profit	29,375	70,535	8,250	127,663
Selling, general and administrative	45,728	45,231	88,203	89,741
(Gain) loss on disposal of fixed assets	212	(30)	82	(89)
Operating income (loss)	(16,565)	25,334	(80,035)	38,011
Other income, net	1,516	3,440	4,494	7,256
Income (loss) before income taxes and noncontrolling interest	(15,049)	28,774	(75,541)	45,267
Income tax (benefit) expense	(4,863)	6,768	(19,634)	10,518
Net income (loss) before noncontrolling interest	(10,186)	22,006	(55,907)	34,749
Less: Income (loss) attributable to noncontrolling interest	(125)	199	(86)	537
Net income (loss) attributable to Cal-Maine Foods, Inc.	$(10,061)	$21,807	$(55,821)	$34,212

Net income (loss) per common share attributable to Cal-Maine Foods, Inc.:
Basic	$(0.21)	$0.45	$(1.15)	$0.71
Diluted	$(0.21)	$0.45	$(1.15)	$0.71
Weighted average shares outstanding:
Basic	48,447	48,391	48,447	48,390
Diluted	48,447	48,534	48,447	48,525

-MORE-

CALM Reports Second Quarter Fiscal 2020 Results

January 6, 2020
CAL-MAINE FOODS, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands)
SUMMARY BALANCE SHEETS

	November 30, 2019	June 1, 2019
ASSETS
Cash and short-term investments	$134,523	$319,428
Receivables, net	118,046	71,760
Inventories	190,968	172,237
Prepaid expenses and other current assets	5,301	4,328
Current assets	448,838	567,753

Property, plant and equipment (net)	531,443	455,347
Other noncurrent assets	130,999	133,178
Total assets	$1,111,280	$1,156,278

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$102,001	$73,211
Current maturities of long-term debt and lease obligations	847	1,696
Current liabilities	102,848	74,907

Long-term debt and lease obligations, less current maturities	2,123	858
Deferred income taxes and other liabilities	72,016	90,707
Stockholders' equity	934,293	989,806
Total liabilities and stockholders' equity	$1,111,280	$1,156,278

-END-